Exhibit 10.19
THE ARTIO GLOBAL INVESTORS INC.
2009 STOCK INCENTIVE PLAN
INDEPENDENT DIRECTOR STOCK AWARD AGREEMENT
          THIS INDEPENDENT DIRECTOR STOCK AWARD AGREEMENT (the “Agreement”), as of the “Grant Date” shown below, is made by and between Artio Global Investors Inc., a Delaware corporation (the “Company”), and you, an Eligible Director of the Company (“you” or the “Grantee”).
Section 1. Award of Shares
     (a) The Company hereby grants to the Grantee the number of Shares shown below, on the following terms and conditions and subject to the provisions of the Artio Global Investors Inc. 2009 Stock Incentive Plan (as it may be amended from time to time, the “Plan”), which is incorporated herein by reference. In the event there is a conflict between the provisions of the Plan and this Agreement, the provisions of the Plan will govern. Unless otherwise defined in this Agreement, capitalized terms will have the same meanings as set forth in the Plan.
Number of Shares: [                    ] (equal to $60,000 on the date of grant, using closing price of Shares as quoted on NYSE)
Grant Date:             [                    , 2009]
Section 2. Terms and Conditions of Award
     (a) Ownership of Shares; Lock-Up Period. Subject to the restrictions set forth in the Plan and this Agreement, you shall possess all incidents of ownership of the Shares granted hereunder, including the right to receive dividends with respect to such Shares and the right to vote such Shares. You agree that as a condition to receipt of this Award, you will not sell, or otherwise transfer or dispose of in any manner, any Shares held or underlying this Award for a period of three (3) years following the Date of Grant (the “Transfer Restrictions”), which Transfer Restrictions shall lapse with respect to one-third of the Shares granted under this Award on each of the first, second and third anniversaries of the Date of Grant. The Transfer Restrictions shall be inclusive of any such restrictions as may be required by the Company and the underwriter for restrictions on trading or transfer following the effective date of the Company’s initial public offering, which may be up to a period of 180 days from such effective date (the “Lock-Up Period”). You hereby agree and acknowledge that you have no right to sell or impose stop-transfer instruction with respect to the Shares subject to the Transfer Restrictions or the Lock-Up Period. The Company may further require you to sign an agreement that you agree to be bound by this Agreement and any further restrictions consistent with the intent and purpose of these provisions.

     (b) Shares Not Forfeitable. Shares delivered pursuant to this Award shall be nonforfeitable and, except as may otherwise be provided in this Agreement, shall not subject to any restriction thereupon.
     (c) Securities Laws. All Shares delivered pursuant to this Award shall be subject to any such stop transfer orders, trading or blackout restrictions, and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws.
Section 3. Miscellaneous
     (a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to Grantee’s address appearing on the books of the Company or to Grantee’s residence or to such other address as may be designated in writing by the Grantee. Notwithstanding the foregoing, the Company may in its discretion implement procedures for the use and delivery of electronic notices for communications provided herein.
     (b) Bound by Plan. By signing this Agreement (including without limitation by electronic acceptance), you acknowledge that you have received a copy of the Plan and have had an opportunity to review the Plan and agree to be bound by all the terms and provisions of the Plan.
     (d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of you and your beneficiaries, executors, administrators, heirs and successors.
     (e) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.
     (f) Validity/Invalidity. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.
     (g) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
     (h) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

     (i) Counterparts. This Agreement may be executed in counterparts (including without limitation by electronic acceptance), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     (j) Governing Law. This Agreement and your rights hereunder shall be construed and determined in accordance with the laws of the State of New York, without application of the conflicts of laws principles thereof.

The parties hereby have entered into this Agreement as of the first date set forth above.

ARTIO GLOBAL INVESTORS INC.
By:
[Name]
[Title]

By:
[Name]
[Title]

[GRANTEE NAME]
By:

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